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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
           SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  DSL.net, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                                          06-1510312
   -----------------------                             -------------------
   (State of incorporation                                  (IRS Employer
      or organization)                                 Identification No.)


  545 Long Wharf Drive, New Haven  CT                          06511
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(Address of principal executive offices)                    (zip code)


If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section             securities pursuant to Section
12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
effective pursuant to General              effective pursuant to General
Instruction A.(c), please check the        Instruction A.(d), please check the
following box:    [X]                      following box:    [_]



Securities Act registration statement file number to which this form
relates:             (If applicable)
        -------------


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                   Name of each exchange on which
           to be so registered                   each class is to be registered
           -------------------                   ------------------------------

Common Stock, par value $0.0005 per share            American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
                                ----------------
                                (Title of Class)

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

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

     Information concerning the Registrant's Common Stock, $0.0005 par value per share, is contained in Exhibit 6 hereto.


Item 2.   Exhibits
          --------


          Exhibit No.                       Exhibit
          -----------                       -------

              1. Specimen Certificate for shares of DSL.net, Inc.'s Common Stock (incorporated by reference to Exhibit 4.01 filed with the Registrant's registration statement on Form S-1 (No. 333-80141)).

              2. Amended and Restated Certificate of Incorporation of DSL.net, Inc., as amended (incorporated by reference to Exhibit 4.01 filed with the Registrant's registration statement on Form S-8 (No. 333-110131)).

              3.        Amended and Restated By-laws of DSL.net, Inc.
                        (incorporated by reference to Exhibit 4.02 filed with the Registrant's registration statement on Form S-8 (No. 333-89886)).

              4.* Certificate of Designation of Series Z Preferred Stock, as filed with the Office of the Secretary of State of Delaware on July 22, 2004.

              5.* Second Amended and Restated Stockholders Agreement by and among DSL.net, Inc. and the other signatories thereto, dated as of July 22, 2004.

              6.*       Description of Capital Stock.



            * Filed herewith.

                                   SIGNATURES
                                   ----------

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 3, 2004                    DSL.net, Inc.



                                         By: /s/ Robert J. DeSantis
                                             -----------------------------------
                                             Name: Robert J. DeSantis
                                                   -----------------------------
                                             Title: Chief Financial Officer
                                                    ----------------------------

                                  EXHIBIT INDEX


        Exhibit No.                         Exhibit
        -----------                         -------


            1. Specimen Certificate for shares of DSL.net, Inc.'s Common Stock (incorporated by reference to Exhibit 4.01 filed with the Registrant's registration statement on Form S-1 (No. 333-80141)).

            2. Amended and Restated Certificate of Incorporation of DSL.net, Inc., as amended (incorporated by reference to Exhibit 4.01 filed with the Registrant's registration statement on Form S-8 (No. 333-110131)).

            3.          Amended and Restated By-laws of DSL.net, Inc.
                        (incorporated by reference to Exhibit 4.02 filed with the Registrant's registration statement on Form S-8 (No. 333-89886)).

            4.* Certificate of Designation of Series Z Preferred Stock, as filed with the Office of the Secretary of State of Delaware on July 22, 2004.

            5.* Second Amended and Restated Stockholders Agreement by and among DSL.net, Inc. and the other signatories thereto, dated as of July 22, 2004.

            6.*         Description of Capital Stock.



            * Filed herewith.